Exhibit 10.7

LOAN AGREEMENT

June 8, 2005

This Convertible Loan Agreement (this "Agreement") is made and entered into as of June8, 2005, by and among Fresh Harvest™ Products, Inc. (hereinafter “Fresh Harvest™” or “Borrower”), a New York corporation, located at 280 Madison Ave Suite 1005 New York, NY 10016 and Linda Willis, an individual(s) Lender (hereinafter “Lender”) located at 47 Surrey Rd Stamford, CT 06903, and Michael Jordan Friedman ("Guarantor"), with reference to the following facts:

Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, certain funds described below, all on the terms and conditions set forth in the attached Summary of Principal Terms.

In order to induce Lender to lend the above-mentioned funds, Guarantor desires to guarantee repayment thereof, all on the terms and conditions set forth in the attached Summary of Principal Terms.

THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.   The Convertible Loan.  Upon satisfaction of the conditions set forth in the attached, and at the times and upon the terms indicated in the attached, Lender shall make a Convertible Loan to Borrower (the "Loan"). The Loan is convertible at the option of the investor at any time during the Term of the Loan. At such time as the loan is converted by Lender, it shall be converted into shares at the price of $0.50 per share.

2. Terms.  The Loan shall be in the aggregate total amount of $10,000 (ten thousand dollars) and shall be advanced to Borrower in a single increment: $10,000 (ten thousand dollars) on or before December 8, 2005.  The Loan shall bear interest of 10% (per annum) and shall be fully due and payable on December 8, 2006.

Commencing December 8, 2006, if Lender does not convert the Loan, Borrower shall make one equal payment to Lender of principal in respect of the Loan in the amount of $10,000 (ten thousand dollars) plus accrued interest.

The parties have executed this Agreement as of the date first set forth above.

/s/ Linda Willis

6/8/05

LENDER:

________________________

______

Linda Willis

Date

BORROWER:  Fresh Harvest™ Products, Inc.

/s/ Michael Jordan Friedman

6/8/2006

By:

_____________________

_______

Michael Jordan Friedman

Date

Its:

Chairman and Chief Executive Officer

/s/ Michael Jordan Friedman

6/8/2006

GUARANTOR:

__________________________

_______

Michael Jordan Friedman

Date

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